================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         OPINION RESEARCH CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                         OPINION RESEARCH CORPORATION


                                23 ORCHARD ROAD
                          SKILLMAN, NEW JERSEY 08558

                        ______________________________

                                   NOTICE OF

                                ANNUAL MEETING

                                      AND

                                PROXY STATEMENT

                        ______________________________

                        ANNUAL MEETING OF STOCKHOLDERS

                                 JUNE 17, 1997

                         OPINION RESEARCH CORPORATION
                                23 ORCHARD ROAD
                          SKILLMAN, NEW JERSEY  08558
                                _______________

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 17, 1997
                                _______________

     The Annual Meeting of Stockholders of Opinion Research Corporation (the "Company") will be held on Tuesday, June 17, 1997 at 10:00 a.m., local time, at the Company's headquarters, 23 Orchard Road, Skillman, New Jersey, for the following purposes:

     1. To elect three Directors to serve until the 2000 Annual Meeting of Stockholders of the Company and until their respective successors have been duly elected and qualified.

     2. To approve Opinion Research Corporation 1997 Stock Incentive Plan restating and amending the 1993 and 1994 Stock Incentive Plans.

     3. To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

     The close of business on April 28, 1997 has been fixed as the record date for the Meeting. All stockholders of record at that time are entitled to notice of, and to vote at, the Meeting and any adjournment or postponement thereof.

     All stockholders are cordially invited to attend the Meeting. The Board of Directors urges you to date, sign and return promptly the enclosed proxy to give voting instructions with respect to your shares of Common Stock. The proxies are solicited by the Board of Directors of the Company. The return of the proxy will not affect your right to vote in person if you do attend the Meeting. A copy of the Company's Annual Report to Shareholders for the year ended December 31, 1996, is also enclosed.

                              By order of the Board of Directors

                                    JOHN F. SHORT
                                      Secretary
April 29, 1997

--------------------------------------------------------------------------------
                                  IMPORTANT
   A Proxy Statement and proxy are submitted herewith. ALL STOCKHOLDERS ARE URGED TO COMPLETE AND MAIL THE PROXY PROMPTLY. The enclosed envelope for return of proxy requires no postage if mailed in the U.S.A. Stockholders attending the Meeting may personally vote on all matters which are considered, in which event the signed proxy is revoked. It is important that your shares be voted.
--------------------------------------------------------------------------------

                         OPINION RESEARCH CORPORATION



                                23 ORCHARD ROAD
                          SKILLMAN, NEW JERSEY  08558



                                PROXY STATEMENT





     The enclosed proxy is solicited by the Board of Directors of Opinion Research Corporation (the "Company"), a Delaware corporation, for use at the Annual Meeting of Stockholders (the "Meeting") to be held on Tuesday, June 17, 1997, at 10:00 a.m., local time, at the Company's headquarters, 23 Orchard Road, Skillman, New Jersey, and any adjournment or postponement thereof. This Proxy Statement, the foregoing notice and the enclosed proxy are first being mailed to stockholders on or about May 1, 1997.

     The Board of Directors does not intend to bring any matters before the Meeting other than the matters specifically referred to in the foregoing notice, nor does the Board of Directors know of any matter which anyone else proposes to present for action at the Meeting. However, if any other matters properly come before the Meeting, the persons named in the accompanying proxy or their duly constituted substitutes acting at the Meeting will be deemed authorized to vote or otherwise act thereon in accordance with their judgment on such matters.

     When your proxy card is returned properly signed, the shares represented will be voted in accordance with your directions. In the absence of instructions, the shares represented at the Meeting by the enclosed proxy will be voted "FOR" the nominees of the Board of Directors in the election of directors and "FOR" the approval of the Opinion Research Corporation 1997 Stock Incentive Plan ("the 1997 Plan"). Any proxy may be revoked at any time prior to its exercise by notifying the Secretary in writing, by delivering a duly executed proxy bearing a later date or by attending the Meeting and voting in person.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF


OUTSTANDING SHARES AND VOTING RIGHTS

     At the close of business on April 28, 1997, the record date, the Company had outstanding 4,143,889 shares of Common Stock, par value $.01 per share. On each matter voted upon at the Meeting and any adjournment or postponement thereof, each record holder of Common Stock will be entitled to one vote per share.

     The presence, in person or by proxy, of stockholders entitled to cast a majority of the votes which stockholders are entitled to cast in the election of directors and on the approval of the Opinion Research Corporation 1997 Stock Incentive Plan will constitute a quorum as to each such matter. Each of those matters requires the affirmative vote of a majority of the votes cast at the Meeting. For purposes of determining the number of votes cast with respect to any voting matter, only those cast "for" or "against" are included. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the Meeting.

PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding the holdings of each stockholder who was known to the Company to be the beneficial owner, as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of more than 5% of any voting class of the Company's Common Stock at the close of business on February 28, 1997. Each of the persons named in the table below as beneficially owning the shares set forth therein has sole voting power and sole investment power with respect to such shares, unless otherwise indicated.


 NAME AND ADDRESS                                  AMOUNT             PERCENT
OF BENEFICIAL OWNER                          BENEFICIALLY OWNED       OF CLASS
-------------------                          ------------------       --------

Michael R. Cooper (1)(2)(3)(4)(5)                     1,196,513          27.55
23 Orchard Road
Skillman, NJ  08558

Cumberland Associates (6)                               587,000          14.17
1114 Avenue of the Americas
New York, New York 10036

John F. Short (4)(5)(7)(8)                              586,917          13.80
23 Orchard Road
Skillman, NJ  08558


 NAME AND ADDRESS                                 AMOUNT             PERCENT
OF BENEFICIAL OWNER                         BENEFICIALLY OWNED       OF CLASS
-------------------                         ------------------       --------

Goldman Sachs Equity (6)                               547,800          13.22
Portfolios, Inc. on Behalf of
GS Small Cap Equity Fund
32 Old Slip, 34th Floor
New York, NY  10005

Gruber & McBaine (6)                                   280,600           6.77
Capital Management
50 Osgood Place
San Francisco, CA  94133

David Gitlin & Clifford D. Schlesinger (9)             250,530           6.05
Packard Building, Twelfth Floor
SE Corner 15th & Chestnut Streets
Philadelphia, PA 19102

-----------------------
(1) Includes 110,000 shares held in trusts established by Dr. Cooper for the benefit of his children, with Dr. Cooper's wife as one of the co-trustees. The trustees have entered into a voting trust agreement with Dr. Cooper pursuant to which Dr. Cooper serves as the voting trustee of the Trust Shares.

(2) Includes 478,969 shares over which Dr. Cooper has sole voting power pursuant to a Management Voting Trust, but which are beneficially owned by seven other employees of the Company and one non-employee.

(3) Includes 101,000 shares held by Mr. Short as co-trustee of the Company's Retirement Plan, over which Mr. Short has sole voting power.

(4) Includes 199,434 and 110,618 shares subject to exercisable options beneficially owned by Dr. Cooper and Mr. Short, respectively.

(5) Does not include 225,000 and 25,530 shares held in trusts for the benefit of the children of Dr. Cooper and Mr. Short, respectively.

(6) Based solely on the review of Schedules 13G filed with the Securities and Exchange Commission.

(7) Includes 317,563 shares held by Mr. Short as co-trustee of the Company's Retirement Plan, over which Mr. Short has sole voting power.

(8) Includes 158,736 shares held subject to the Management Voting Trust, over which Dr. Cooper has sole voting power.

(9) Consists of 225,000 and 25,530 shares held in trusts for the benefit of the children of Dr. Cooper and Mr. Short, respectively.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth certain information regarding the Common Stock beneficially owned by each director and nominee for director of the Company, by the Company's Chief Executive Officer, by each of the Company's four other most highly compensated executive officers during 1996 and by all directors and executive officers of the Company as a group, at the close of business on February 28, 1997. Each of the persons named in the table below as beneficially owning the shares set forth therein has sole voting power and sole investment power with respect to such shares, unless otherwise indicated.


    NAME OF                                           AMOUNT         PERCENT
BENEFICIAL OWNER                                BENEFICIALLY OWNED   OF CLASS
----------------                                ------------------   --------

Michael R. Cooper (1)(2)(3)(4)(5)                        1,196,513      27.55

John F. Short (4)(5)(6)(7)                                 586,917      13.80

James C. Fink (4)(6)                                       144,765       3.49

James T. Heisler (4)(6)                                    104,356       2.51

Stephen A. Greyser (4)                                      51,251       1.23

Gregory C. Ellis (6)                                        36,660          *

Gilbert A. Frisbie                                          16,151          *

George G. Gordon (4)                                         9,667          *

Derek B. Smith                                                              *

All Directors and executive
officers as a group (9 persons) (8)                      1,605,421      35.45

-----------------------
* Denotes less than one percent of applicable class.

(1) Includes 110,000 shares held in trusts established by Dr. Cooper for the benefit of his children, with Dr. Cooper's wife as one of the co-trustees. The trustees have entered into a voting trust agreement with Dr. Cooper pursuant to which Dr. Cooper serves as the voting trustee of the Trust Shares.

(2) Includes 478,969 shares over which Dr. Cooper has sole voting power pursuant to a Management Voting Trust, but which are beneficially owned by seven other employees of the Company and one non-employee.

(3) Includes 101,000 shares held by Mr. Short as co-trustee of the Company's Retirement Plan, over which Mr. Short has sole voting power.

(4) Includes options exercisable as of February 28, 1997 for each of the named executives and directors: Dr. Cooper - 199,434; Mr. Short - 110,618; Dr. Fink - 8,999; Dr. Heisler - 8,999; Professor Greyser - 38,751; Dr. Gordon - 6,667; Mr. Ellis - 6,600; Dr. Frisbie - 5,000.

(5) Does not include 225,000 and 25,530 shares held in trusts for the benefit of the children of Dr. Cooper and Mr. Short, respectively.

(6) The shares held by each of these executive officers of the Company are either held in the Company's Retirement Plan, over which Mr. Short has sole voting power, or are held subject to the Management Voting Trust, which grants Dr. Cooper sole voting power.

(7) Includes 317,563 shares held by Mr. Short as co-trustee of the Company's Retirement Plan, over which Mr. Short has sole voting power.

(8) The 540,859 shares beneficially owned by the executive officers of the Company and held pursuant to the Management Voting Trust or the Company's Retirement Plan are included only once in the total.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Exchange Act requires the Company's executive officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities (collectively, the "reporting persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and to furnish the Company with copies of these reports. Based on the Company's review of the SEC copies of these reports received by it, the Company believes that all filings, required to be made by the reporting persons for the period January 1, 1996, through December 31, 1996, were made on a timely basis except for the filings of Form 5 by Michael R. Cooper and John F. Short, which were filed approximately one month late.

MANAGEMENT COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth, for the Company's last three fiscal years, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to the Company's Chief Executive Officer and to each of the Company's other four most highly compensated executive officers. It should be noted that the awards of options for the year ended December 31, 1995, as reflected in the table below, include the effect of repricing certain options as discussed under "Options Repriced" on page 9.


                                             Annual Compensation                  Long-Term Compensation
                                     ------------------------------------     ------------------------------
                                                                                         Awards
                                     ------------------------------------     ------------------------------
                                                             Other Annual      Restricted     Shares Subject     All Other
Name and Principal                   Salary     Bonus        Compensation        Stock          to Options       Compensation
     Position                Year      ($)       ($)             ($)          Award(s) ($)         (#)             ($) (5)
------------------           ----    ------     -------      ------------     ------------    --------------     ------------
Michael R. Cooper            1996    389,999    250,000 (1)        0               0           50,000            100,822 (6)
Chairman, President          1995    330,000          0            0               0          151,250 (4)         74,073
and CEO                      1994    313,843          0       87,124 (3)           0           52,500             14,451

John F. Short                1996    259,135    140,000            0               0           30,000             40,636 (7)
Vice Chairman                1995    235,000          0            0               0           81,375 (4)         25,420
and CFO                      1994    226,192          0       30,579 (3)           0           32,500              6,436

Gregory C. Ellis (2)         1996    175,000     60,000            0               0                0                  0
CEO - ORC Princeton          1995          0          0            0               0                0                  0
Group                        1994          0          0            0               0                0                  0

James T. Heisler             1996    169,510          0            0               0                0              1,260 (8)
Executive Vice               1995    145,962     27,269            0               0            2,500              1,095
President                    1994    148,924          0        7,501               0            9,000                  0

James C. Fink                1996    154,798          0            0               0                0                  0
Executive Vice               1995    144,000          0            0               0            2,500                  0
President                    1994    148,924          0       13,557 (3)           0            9,000                  0

-------------------

(1) Consists of company payments on behalf of named executive under the Opinion Research Corporation Deferred Compensation Plan.

(2) Became an executive of the Company in October, 1995. Data prior to 1996 is not applicable.

(3) Includes reimbursement by the Company for taxes incurred by each of the named executives in connection with the 1991 management buyout of the
     Company:  Dr. Cooper - $63,699; Mr. Short - $5,539; Dr. Fink - $3,693.

(4) Includes options issued in 1993 that were repriced in 1995 as follows: Dr. Cooper - 93,750 options; Mr. Short - 46,875 options.

(5) During 1995, the Company entered into certain agreements with trusts established for the benefit of the children of Dr. Cooper and Mr. Short. Under these agreements, the Company pays certain premiums on life insurance policies on the officers, to which the trusts are the beneficiaries. The Company is entitled to the repayment of the premiums paid on these insurance policies upon maturity. The premiums paid on behalf of Dr. Cooper and Mr. Short by the Company were $82,311 and $37,142 in 1996 and $41,441 and $17,284 in 1995, respectively.

(6) Consists of Company payments on behalf of the named executive of $5,422 to cover the premiums payable on supplemental disability and life insurance policies, $10,839 reimbursed medical expenses, and a $2,250 Company match under the Company's Defined Contribution Plan.

(7) Consist of Company payments on behalf of the named executive of $1,244 to cover the premiums payable on supplemental disability and life insurance policies and a $2,250 Company match under the Company's Defined Contribution Plan.

(8) Consists of a Company match under the Company's Defined Contribution Plan for each named executive.

STOCK OPTION GRANTS

     The following table contains information concerning the grant of stock options under the Company's 1993 and 1994 Stock Incentive Plans to the Company's Chief Executive Officer and to each of the Company's other four most highly compensated executive officers. The Company does not have any plans pursuant to which stock appreciation rights ("SARs") may be granted.

                             OPTION GRANTS IN 1996
                             ---------------------

                                                                                                      Potential Realizable Value
                                                                                                      at Assumed Annual Rates of
                                                                                                     Stock Price Appreciation for
                                                    Individual Grants                                      Option Terms(1)
                          -----------------------------------------------------------------------    ----------------------------
                                               % of Total
                                             Options Granted
                            Options           to Employees        Exercise or Base     Expiration
Name                      Granted (#)            in 1996           Price ($/Sh)*          Date              5%          10%
----                      -----------        ---------------      ----------------     ----------           --          ---
Michael R. Cooper         50,000(2)               29.6%                  6.50           2/15/03           $132,308     $308,333
John F. Short             30,000(2)               17.8%                  6.50           2/15/03             79,385      185,000
Gregory C. Ellis               0                     0%                     0                 0                  0            0
James C. Fink                  0                     0%                     0                 0                  0            0
James T. Heisler               0                     0%                     0                 0                  0            0

---------------

* All options have an exercise price equal to the market price of the Company's Common Stock on the date of grant.

(1) Illustrates value that might be realized upon exercise of options immediately prior to the expiration of their term, assuming specified compounded rates of appreciation on the Common Stock over the term of the options. Assumed rates of appreciation are not necessarily indicative of future stock performance.

(2) These Options become exercisable according to the following schedule: one-third on each of February 15, 1997, February 15, 1998, and February 15, 1999.

STOCK OPTION EXERCISES AND HOLDINGS

     The following table sets forth information related to options exercised during 1996 by the Company's Chief Executive Officer and by each of the Company's other four most highly compensated executive officers during 1996 and the number and value of options held at December 31, 1996, by such individuals. The Company does not have any plan pursuant to which SARs may be granted.

                      AGGREGATED OPTION EXERCISES IN 1996
                     AND OPTION VALUES AT DECEMBER 31, 1996
                     --------------------------------------

                                                                  Number of                     Value of Unexercised
                                                             Unexercised Options at                   Options at
                         Shares                                 Dec. 31, 1996 (#)                    Dec. 31, 1996
                       Acquired On        Value           -----------------------------       ----------------------------
Name                   Exercise (#)     Realized ($)      Exercisable     Unexercisable       Exercisable    Unexercisable
--------------------   ------------     ------------      -----------     -------------       -----------    -------------
Michael R. Cooper               -0-              -0-          182,934            68,315               -0-              -0-
John F. Short                   -0-              -0-          100,718            40,656               -0-              -0-
Gregory C. Ellis                -0-              -0-            6,660            13,340               -0-              -0-
James C. Fink                   -0-              -0-            8,999               -0-               -0-              -0-
James T. Heisler                -0-              -0-            8,999               -0-               -0-              -0-
---------------

STOCK OPTIONS REPRICING

     The following table provides information related to the repricing of certain options held by executive officers of the Company which occurred during the year ended December 31, 1995. Such repricing is the only instance since becoming a publicly traded company (October 26, 1993) in which the exercise price of any option granted to executive officers of the Company has been repriced. The Company has never granted, and thus has never repriced, any stock appreciation rights.

                           TEN-YEAR OPTIONS/REPRICING
                           --------------------------

                                                                                                                      Length of
                                                                                                                      Original
                                                                                                                      Option Term
                                           Number of          Market Price of    Exercise Price                       Date of
                                           Options/           Stock at Time      at Time of                           Remaining at
                                           Repriced or        of Repricing or    Repricing or       New Exercise      Repricing or
Name                              Date     Amended (#)        Amendment ($)      Amendment ($)      Price ($)         Amendment
----                            --------   -----------        ---------------    --------------     ------------      ------------

Michael R. Cooper               12/31/95        93,750                  5.875              8.00            5.875         58 months
Chairman, President and CEO

John F. Short                   12/31/95        46,875                  5.875              8.00            5.875         58 months
Vice Chairman and CFO

EMPLOYMENT AGREEMENTS

     Dr. Cooper is in the first of a five year employment agreement with the Company that commenced on November 1, 1996. The agreement provides for an annual salary of $390,000, subject to increase with respect to each fiscal year during the term of the agreement, to be determined by the Compensation Committee of the Board of Directors. In addition, Dr. Cooper is eligible to receive additional incentive compensation as determined by the Compensation Committee of the Board of Directors. The agreement provides that in the event Dr. Cooper's employment is terminated by the Company without cause or he terminates the employment for cause (as defined therein), in addition to his compensation through the date of such termination, Dr. Cooper is to receive an immediate cash payment equal to five times his annual base compensation.

     Mr. Short is in the first year of a three year employment agreement with the Company that commenced on November 1, 1996. The agreement provides for an annual salary of $260,000 subject to increase with respect to each fiscal year during the term of the agreement, to be determined by the Compensation Committee of the Board of Directors. In addition, Mr. Short is eligible to receive additional incentive compensation as determined by the Compensation Committee of the Board of Directors. The agreements provide that in the event the executive's employment is terminated by the Company without cause or the executive terminates the employment for cause (as defined therein), in addition to his compensation through the date of such termination, the executive is to receive an immediate cash payment equal to three times his annual base compensation.

REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEES
(PRINCIPAL OFFICERS) ON EXECUTIVE COMPENSATION

COMPENSATION PHILOSOPHY AND COMPONENTS

     The Company continues to adhere to a strong direct relationship between performance and compensation throughout the organization, but especially among executives. The specific criteria applied and the weighing of those criteria are directly tied to the execution of the Company's business plans. The criteria include revenues, operating income, and earnings per share as a means of addressing shareholder value criteria prior to payment of incentive compensation. The targets established by the Committee for 1997 reflect significant growth over the 1996 performance.

     The components of the Company's executive compensation program include a balanced mix of the following:

     Base Salary - designed to reflect the level of managerial and professional contribution of the position and to attract the caliber of professionals and management required to grow the business.

     Annual Incentive - tied to specific business performance targets. The amount of incentive opportunity and the weighing of the performance criteria vary according to the role and level of the individual. The incentive plan and performance criteria are cascaded down through the entire organization allowing and encouraging all exempt employees to participate in the success of the

Company. The executive incentive awards for 1996 reflect the overall contribution for the past four years of the executive team where virtually no incentive compensation was awarded during the prior three years.

     Stock Options - all issued at current market price, which tie the executives directly to the interest of stockholders and provide the financial motivation for building the long-term value of the Company. Stock options are granted based on the current contributions and the future potential of the individual and, as such, serve as both a reward and retention vehicle. Options are distributed widely to include contributing individuals at all levels, thus creating a broader group of associates with a vested interest in the long-term success of the business. In addition, many executives have personally invested in purchasing a significant amount of the Company's Common Stock further aligning them individually and as a group with other stockholders. In 1996, the Committee recognized the outstanding contribution of Dr. Cooper and Mr. Short and the importance of their continuing contributions awarding 50,000 and 30,000 options to Dr. Cooper and Mr. Short, respectively.

     Benefits - It is the Company's intent to be consistent with, but not to exceed, the practices of other professional service firms regarding health and welfare benefits.

COMPENSATION OF CHIEF EXECUTIVE OFFICER FOR 1996

     In addition to performance categories already mentioned, the Compensation Committee considered the following factors in determining Dr. Cooper's overall compensation: the internationalization of the Company over the past four years and the overall growth in revenue from $24,000,000 in 1993 to $47,000,000 in 1996; the effectiveness in shaping the culture, discipline and focus of the management team; anticipation of market trends and adjusting the Company's plans and investments consistent with maximizing long term shareholder value. All of these factors were considered when determining the 1996 incentive.

QUALIFYING EXECUTIVE COMPENSATION FOR DEDUCTIBILITY UNDER RECENTLY AMENDED PROVISIONS OF THE INTERNAL REVENUE CODE

     Recent amendments to the Internal Revenue Code of 1986, as amended (the "Code"), provide that publicly held corporations may not generally deduct compensation for its chief executive officer and certain other executive officers to the extent that compensation for the executive exceeds $1,000,000 unless such compensation is "performance based" as defined in the Code. The Compensation and Stock Option Committee intends to take such actions as are appropriate to qualify compensation paid to executives for deductibility under these recent amendments. In this regard, base salary and bonus levels are expected to remain well below the $1,000,000 limitation in the foreseeable future.

COMPENSATION AND STOCK OPTION COMMITTEE:

George G. Gordon, Ph.D.
Stephen A. Greyser, D.B.A.
Derek B. Smith, Ph.D.

STOCK PERFORMANCE GRAPH

     The following graph compares the percentage change in the cumulative total stockholder return on the Company's Common Stock during the period commencing on October 26, 1993, (date of initial offering) and ending December 31, 1996, with
(a) the cumulative total return of the Nasdaq Stock Market, and (b) a Peer Group of companies engaged in the market research industry consisting of: Gartner Group, Inc., Information Resources, Inc., M/A/R/C, Inc., Market Facts, Inc., NFO Research, Inc., and Opinion Research Corporation. The comparison assumes $100 was invested on October 26, 1993, in the Company's Common Stock and in each of the foregoing indices and assumes the reinvestment of dividends. The returns of each company in the Peer Group have been weighted according to their market capitalization at the beginning of the period indicated.

     The Peer Group was developed by the Company's management based on its knowledge of the market and competing companies and an analysis of the relatively small group of market research companies whose stock is publicly traded.

               PERFORMANCE GRAPH FOR OPINION RESEARCH CORPORATION

[graph]


                                           10/26/93   12/31/93   12/31/94   12/31/95   12/31/96
Opinion Research Corporation                  100.0      101.6       63.9       79.4       42.9

Nasdaq Stock Market Total Return Index        100.0       99.7       97.5      137.8      169.5

Peer Group                                    100.0      111.2      208.6      592.1     1016.2


                             ELECTION OF DIRECTORS

     At the Meeting, the stockholders will elect directors to hold office until the Annual Meeting of Stockholders to be held in 2000 and until their respective successors have been duly elected and qualified. Proxies executed on the enclosed form will be voted, in the absence of other instructions, "FOR" the election of the persons named below. Should the nominees become unavailable to accept nomination or election as a director, the persons named in the enclosed proxy will vote the shares which they represent for the election of such other person as the Board of Directors may recommend, unless the Board of Directors reduces the number of directors. The nominees are currently serving as directors of the Company.

     The following sets forth certain information about each nominee:

     Dr. Fink, 52, joined the Company in 1982. Since 1990, Dr. Fink has held various managerial positions within the Company and is currently responsible for the Company's Corporate Image and Reputation Practice. Dr. Fink received a Ph.D. in Economics from the Pennsylvania State University.

     Dr. Gordon, 62, currently serves on the Advisory Board of a consortium of consulting firms. Dr. Gordon is recognized for having developed corporate culture measurement that is now applied in more than 500 corporations. Formerly a Partner of The Hay Group, an international consulting firm, Dr. Gordon has counseled clients in both the public and private sectors. Dr. Gordon has also served as a Professor with the School of Business at Rutgers University. Dr. Gordon received a Ph.D. in Industrial Psychology from Purdue University.

     Dr. Smith, 51, an Executive Director of M.A.I.D plc, became a director of the Company in 1996. Prior to joining M.A.I.D, Dr. Smith held various positions over 16 years within The Economist, the last being The Economist Group President, Asia Pacific. During his tenure with The Economist, Dr. Smith served as a Non-Executive Director of M.A.I.D plc. Dr. Smith received a Ph.D. in Economics from Monesh University in Australia.

Director whose present term continues until 1998:

     Dr. Heisler, 50, joined the Company in 1982. Since January 1993, he has been responsible for the Company's Telecommunications practice. Dr. Heisler received a Ph.D. in Social Psychology from The Illinois Institute of Technology.

Directors whose present terms continue until 1999:

     Dr. Cooper, 50, joined the Company as its President and Chief Executive Officer in 1989 and was appointed Chairman in 1991. From 1980 through 1989, Dr. Cooper was with The Hay Group, where he was appointed a Worldwide Partner in 1982 and President of Hay Research for Management in 1984. In addition, he was appointed President of Hay Strategic Management Associates in 1986 and held both positions until he left the Hay Group in 1989. Dr. Cooper received a Ph.D. in Industrial and Organizational Psychology with honors from The Ohio State University.

     Mr. Short, 52, joined the Company as its Chief Financial Officer in 1989. Prior to joining ORC, Mr. Short served as the Chief Financial Officer of Hay Systems, Inc., a wholly owned subsidiary of the Hay Group.

     Professor Greyser, 62, has been a director of the Company since 1993. Professor Greyser is a Professor of Marketing at Harvard Business School, where he has been on the faculty for over 30 years. Professor Greyser also has been associated with the Harvard Business Review since 1961 as an editor, research director, and Editorial Board Secretary and Chairman. Since 1972, Professor Greyser has been a Trustee of The Marketing Science Institute, a non-profit business-supported research center in marketing, and from 1972 through 1980 he served as its Executive Director. From 1985 through 1993, Professor Greyser served on the Board of Directors of the Public Broadcasting Service, where he served as Vice Chairman from 1991 through 1993. Professor Greyser serves on the Board of Directors of CUC International, Inc. and Edelman Public Relations Worldwide. Professor Greyser received an M.B.A. and a D.B.A. from Harvard University.

COMPENSATION OF DIRECTORS

Each director who is not an employee of the Company ("outside director"), and who has served as a member of the Board of Directors for three or more years ("Senior Director"), is entitled to receive $20,000 per annum. All other outside directors are entitled to receive $15,000 per annum. In addition, each outside director is paid $5,000 for chairing a Committee, $1,500 for each Board meeting attended, and $1,250 for each Committee meeting attended. All directors are also entitled to be reimbursed for incidental travel expenses incurred in attending Board of Directors and Committee meetings.

Pursuant to the Company's Amended 1993 Stock Incentive Plan, each outside director is automatically granted options to acquire the "formula number" of shares of common stock. The exercise price for these options is equal to the fair market value of the underlying shares on the date of grant. The options are non-qualified stock options. The outside directors' options become exercisable on the first anniversary of the date of grant provided the outside director is a member of the Board of Directors on that date. The "formula number" for 1996 was 15,000 shares for Senior Directors and 5,000 shares for all other outside directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     None of the members of the Compensation Committee or the Stock Option Committee (Principal Officers) are executive officers of the Company.

     None of the executive officers of the Company serve on the Board of Directors of another entity.

     During 1996, the Company made loans to each of the named executives bearing an interest rate of 9.5%. Including accrued interest, the aggregate amount of indebtedness outstanding for each of the named executives in 1996 was: Dr. Cooper - $160,335; Dr. Heisler - $70,705; and Mr. Short - $67,517.

     The Faculty Group, Inc., of which Professor Greyser is a principal, received $58,250 in consulting fees and $11,472 in expense reimbursements during 1996. Additionally, the Faculty Group received $18,750 in January, 1996 for consulting fees accrued in 1995.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     The business of the Company is managed under the direction of its Board of Directors. The Board of Directors met five times during the fiscal year ended December 31, 1996 and took certain other action by unanimous consent. The Board meets regularly during the fiscal year to review significant developments affecting the Company and act on matters requiring Board approval. Every director attended all of the meetings of the Board of Directors and Committees of the Board on which the director served that were held during the period the person was a director.

     The Board of Directors has established five standing committees: an Executive Committee, an Audit Committee, a Compensation Committee, a Stock Option Committee (Principal Officers), and a Stock Option Committee (Non-Principal Officers).

     Executive Committee

     The Executive Committee was established to perform such duties as the Board of Directors from time to time may direct and, with certain limitations, will exercise the authority of the full Board between meetings of the full Board.
Dr. Cooper (Chairman) and Mr. Short serve as members of the Executive Committee. The Committee did not meet during 1996.

     The Audit Committee

     The Audit Committee is charged with reviewing the audited financial statements of the Company and making recommendations to the full Board on matters concerning the Company's audits and the selection of independent auditors. Dr. Gordon (Chairman), Professor Greyser and Dr. Smith serve as members of the Audit Committee. The Committee met twice during 1996.

     The Compensation and Stock Option Committees

     The Compensation Committee is responsible for establishing salaries, bonuses and other compensation for the Company's executive officers. Professor Greyser (Chairman), Dr. Gordon and Dr. Smith serve as members of the Compensation Committee. The Committee met twice during 1996.

     The Stock Option Committee (Principal Officers) and the Stock Option Committee (Non-Principal Officers) together serve as the Committee described in the Company's 1993 Stock Incentive Plan. The Stock Option Committee (Principal Officers) administers the Stock Incentive Plan solely with respect to persons who are directors or principal officers as defined in the Stock Incentive Plan, and the Stock Option Committee (non-Principal Officers) administers the Stock Incentive Plan solely with respect to other persons. Dr. Gordon (Chairman) and Professor Greyser serve as members of the Stock Option Committee (Principal Officers). The Committee met once during 1996. Dr. Cooper (Chairman) and Mr. Short serve as members of the Stock Option Committee (Non-Principal Officers). The Committee met once during 1996.

                DESCRIPTION OF THE OPINION RESEARCH CORPORATION
                           1997 STOCK INCENTIVE PLAN

     On April 16, 1997, the Board of Directors of the Company, contingent on the approval of the Company's stockholders, merged together into a single plan the Opinion Research Corporation 1993 Stock Incentive Plan (the "1993 Plan") and the Opinion Research Corporation 1994 Stock Incentive Plan (the "1994 Plan"), and amended and restated the resulting single plan, designating it as the Opinion Research Corporation 1997 Stock Incentive Plan (the "Plan"). The purpose of merging the 1993 Plan and the 1994 Plan was to simplify administration and record keeping otherwise required in operating the 1993 Plan and the 1994 Plan separately. The purpose for the amendment of the resulting single Plan was to increase the total number of shares of the Company's Common Stock available for grants under the Plan by 150,000, to an aggregate of 875,000 (including the 375,000 shares already available for grants under the 1993 Plan and 350,000 shares already available for grants under the 1994 Plan ) and to extend the term of the Plan for ten years through April 16, 2007. The Plan as restated also makes certain changes in the administration of the Plan that are consistent with recent changes made by the Securities and Exchange Commission in its Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.

     The Plan, as amended and restated, is intended to recognize the contributions made to the Company by employees and members of the Board of Directors of the Company, to provide such persons with additional incentive to devote themselves to the future success of the Company, and to improve the ability of the Company to attract, retain and motivate individuals upon whom the Company's sustained growth and financial success depend, by providing such persons with an opportunity to acquire or increase their proprietary interest in the Company through receipt of options to acquire the Company's Common Stock ("Options") and through the receipt of Common Stock subject to conditions of forfeiture ("Awards"). The amended and restated Plan is intended as an additional incentive to certain directors who are not employees of the Company or its affiliates to serve on the Board of Directors and to devote themselves to the future success of the Company by providing them with an opportunity to acquire or increase their proprietary interest in the Company through the receipt of options to acquire Company Common Stock. Options granted under the Plan to employees may be "incentive stock options" ("ISOs") within the meaning of Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), or may be options not intended to be ISOs ("non-qualified stock options"). Options granted to directors who are not employees of the Company will be non-qualified stock options.

     The key provisions of the Plan, as amended and restated, are as follows:

     1. Number of Shares. The aggregate maximum number of shares for which options may be granted under the Plan is 875,000 shares of Company Common Stock (taking into account all Options and Awards provided for under the 1993 Plan and the 1994 Plan prior to their merger and restatement in the Plan), subject to (i) adjustment upon the occurrence of a stock dividend, stock split, recapitalization or other change in the number or class of issued and outstanding equity securities of the Company resulting from a subdivision or consolidation of the Common Stock and/or, if appropriate, other outstanding equity securities or a recapitalization or other capital adjustment (not including the issuance of Common Stock on the conversion of other securities of the Company which are convertible into Common Stock) affecting the Common Stock which is effected without receipt of consideration by the Company.

     2. Administration. The Plan will be administered by the Board of Directors of the Company, unless the Board of Directors designates a committee or committees composed of two or more of its members to operate and administer the Plan in its stead. If that is done, the Board of Directors may, if it is possible and if the Board determines that it is necessary or appropriate, designate one committee which consists exclusively of two or more "outside directors" (i.e., directors who qualify as "outside directors" under the rules applicable to the "performance-based" compensation exception to the limitations on deduction of certain compensation in excess of $1 million imposed by Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"). Any committee designated by the Board of Directors for this purpose, and the Board of Directors itself in its administrative capacity with respect to the Plan, is referred to as the "Committee." Options granted under the Plan to members of the Board of Directors who are not employees (the "Non-employee Directors") will be administered by the Board of Directors other than the Non-employee Directors.

     3. Eligibility. All key employees and members of the Board of Directors will be eligible to receive Options and Awards. The Committee determines whether an individual qualifies as a key employee. On April 1, 1997, approximately 254 employees and 3 Non-employee Directors were eligible to participate in the Plan.

     4. Term of Plan. No option may be granted under the Plan after April 16, 2007.

     5. Number of Option Grants. Each grant of an option under the Plan will be set forth in an option document that will specify the number of shares subject to the option. An optionee may receive more than one Option and may be granted options which are ISOs, non-qualified options or a combination. In no event, however, will options to acquire more than 100,000 Shares be granted to any individual employee during any one calendar year.

     6. Term of Options. All options, other than options automatically granted to Non-employee Directors, terminate on the earliest of: (a) the expiration of the term specified in the option grant document (which can not be more than ten years from the date of grant), (b) one year after the optionee's employment terminates due to death, (c) a finding by the Committee that the optionee has breached his employment or service contract with the Company or an affiliate, or has been engaged in disloyalty to the Company or its affiliates,
(d) the date, if any, set by the Board of Directors as an accelerated expiration date in the event of the liquidation or dissolution of the Company, or (e) the occurrence of any other event the Committee specifies in the option. Notwithstanding the foregoing, the Committee has the discretion to extend the period during which an option may be exercised to a date no later than the option term specified in the option document (with the consent of the optionee if such a change would convert an ISO into a non-qualified stock option). In addition, any specific terms contained in an executive severance agreement or any other agreement between the Company and an optionee which provides for a longer option exercise period than described above will, if approved by the Committee, be given effect under the Plan.

     7. Option Exercise Price. The option exercise price for non-qualified options, other than options automatically granted to Non-employee Directors, may be less than, equal to, or greater than the fair market value of shares subject to the option. In the case of ISOs, the option exercise price will be at least 100% of the fair market value of the shares subject to the option on the date that the option is granted. On April 1, 1997, the last reported sale price of the Common Stock on The Nasdaq Stock Market was $3.125.

     8. Special ISO Rules for Certain Shareholders. If an ISO is granted to an optionee who then owns, directly or by attribution under the Internal Revenue Code, shares possessing more than 10% of the total combined voting power of all classes of shares of the Company, the term of the option will not exceed five years and the option price will be at least 110% of the fair market value of the shares on the date that the option is granted.

     9. Payment. An option holder may pay for shares by such mode of payment as the Committee may approve, including payment in whole or in part in shares of the Company's Common Stock, based on the fair market value of such Common Stock at the time of payment.

     10. Option Documents; Restriction on Transferability. All options will be evidenced by a document containing provisions consistent with the Plan and such other provisions as the Committee deems appropriate. No option granted under the Plan may be transferred, except by will, the laws of descent and distribution or, in the case of a non-qualified stock option, pursuant to a "qualified domestic relations order," within the meaning of the Internal Revenue Code or in Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

     11. Provisions Relating to a "Change of Control" of the Company. Notwithstanding any other provision of the Plan, in the event of a "Change of Control" of the Company, all outstanding options held by optionees who are either employees or members of the Board of Directors at the time there is a Change of Control will become automatically fully vested. In addition, the Committee may take whatever action it deems necessary or desirable with respect to outstanding options (other than options granted automatically to Non-employee Directors), including accelerating the expiration of outstanding options (subject to a 30 day notice requirement).

     A "Change of Control" occurs under the Plan if (a) there is an approval of a plan to dissolve or liquidate the Company, (b) there is an approval of an agreement to sell or dispose of substantially all the Company's assets, (c) there is approval of a plan to merge or consolidate the Company with or into another corporation (unless the merger results in the Company's stockholders holding a majority of the stock of the surviving corporation), (d) an entity, person or group (other than the Company or any of its subsidiaries or any employee benefit plan or related trust of the Company or its subsidiaries, or Michael R. Cooper or John F. Short) gains ownership or control over more than 40% of the Company's stock voting power, or (e) members of the Board of Directors are elected such that a majority of the Board of Directors have been members for less than 2 years (unless the nomination for election of each such new member was approved by a vote of at least two-thirds of the members of the Board of Directors then still in office who were members of the Board of Directors at the beginning of that two year period).

     12. Provisions Relating to Automatic Grants to Directors. Under the Plan, each Non-employee Director is automatically granted as of the date of the Company's Annual Meeting of Stockholders, non-qualified stock options to acquire the "formula number" of shares of Common Stock on the Non-employee Directors. This grant is made with respect to Non-employee Directors who are then serving or who are elected at that meeting to serve as member of the Board of Directors. The "formula number" which determines the number of shares that are subject to each Non-employee Directors automatic option grant is equal to 15,000 with respect to those Non-employee Directors who have served on the Board of Directors three full years or more, and is 5,000 with respect to Non-employee Directors who have served on the Board of Directors for less than three full years. The exercise price for the options automatically granted to Non-employee Directors is the fair market value of the underlying shares as of the date of grant. These options become fully exercisable on the first anniversary of the date of grant, provided the Non-employee Director continues to serve on the Board of Directors as of that date. The options granted automatically to Non-employee Directors have a seven year term, but will terminate one year from the date the Non-employee Director ceases to serve on the Board of Directors for any reason. Options automatically granted to a Non-employee Director that are not exercisable when he or she ceases to serve as a member of the Board of Director will terminate as of the termination of the Non-employee Director's service on the Board of Directors.

     13. Amendments to Option Documents and the Plan. Subject to the provisions of the Plan, the Committee may amend an option document (other than options granted to Non-employee Directors), subject to the consent of the option holder if the amendment is not favorable and is not being made pursuant to provisions of the Plan relating to a "Change of Control" of the Company. The Board of Directors may amend the Plan from time to time in such manner as it may deem advisable. Nevertheless, the Board of Directors may not, without obtaining shareholder approval within twelve months before or after such action, change the class of individuals eligible to receive an option or increase the maximum number of shares as to which options may be granted. In addition, provisions of the Plan relating to the Non-employee Directors that determine (i) which directors will be granted options; (ii) the number of shares subject to such options; (iii) the option exercise price of such options; and (iv) the timing of grants of options may not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code or ERISA.

     14. Tax Aspects of the Plan. The following discussion is intended to summarize briefly the general principles of federal income tax law applicable to options granted under the Plan as of the date hereof.

     Taxation of ISOs.  A recipient of an ISO will not recognize regular taxable
     ----------------
income upon either the grant or exercise of the ISO. The option holder will recognize long-term capital gain or loss on a disposition of the shares acquired upon exercise of an ISO, provided the option holder does not dispose of those shares within two years from the date the ISO was granted or within one year after the shares were transferred to such option holder. Currently for regular federal income tax purposes, long-term capital gain is taxed at a maximum rate of 28%, while ordinary income may be subject to a maximum rate of 39.6%. If the option holder satisfies both of the foregoing holding periods, then the Company will not be allowed a deduction by reason of the grant or exercise of an ISO.

     As a general rule, if the option holder disposes of the shares acquired through the exercise of an ISO before satisfying both holding period requirements (a "disqualifying disposition"), the gain recognized by the option holder on the disqualifying disposition will be taxed as ordinary income to the extent of the difference between (a) the lesser of the fair market value of the shares on the date of exercise or the amount received for the shares in the disqualifying disposition, and (b) the adjusted basis of the shares, and the Company will be entitled to a deduction in that amount. The gain (if any) in excess of the amount recognized as ordinary income on a disqualifying disposition will be long-term or short-term capital gain, depending on the length of time the option holder held the shares prior to the disposition.

     The amount by which the fair market value of a share at the time of exercise exceeds the option exercise price will be included in the computation of such option holder's "alternative minimum taxable income" in the year the option holder exercises the ISO. Currently, the maximum alternative minimum tax rate is 28%. If an option holder pays alternative minimum tax with respect to the exercise of an ISO, then the amount of such tax paid will be allowed as a credit against regular tax liability in subsequent years. The option holder's basis in the shares for purposes of the alternative minimum tax will be adjusted when income from a disposition of the shares is included in alternative minimum taxable income.

     Taxation of Non-qualified Stock Options.  A recipient of a non-qualified
     ---------------------------------------
stock option will not recognize taxable income at the time of grant, and the Company will not be allowed a deduction by reason of the grant. Such an option holder will recognize ordinary income in the taxable year in which the option holder exercises the non-qualified stock option in an amount equal to the excess of the fair market value of the shares received upon exercise at the time of exercise of such options over the option exercise price of the option. The Company will generally be allowed a deduction in the same amount. Upon disposition of the shares subject to the option, an option holder will recognize long-term or short-term capital gain or loss, depending upon the length of time the shares were held prior to disposition, equal to the difference between the amount realized on disposition and the option holder's basis in the share (which ordinarily would be the fair market value of the share on the date the option was exercised).

     Withholding.  Whenever the Company would otherwise transfer a share of
     -----------
Company Common Stock under the terms of the Plan, the Company has the right to require the recipient to make available sufficient funds to satisfy all applicable federal, state and local withholding tax requirements as a condition to the transfer, or to take whatever other action the Company deems necessary with respect to its tax liabilities.

     Deductibility of Executive Compensation Under the Million Dollar Cap
     --------------------------------------------------------------------
Provisions of the Internal Revenue Code.  Section 162(m) of the Internal Revenue
---------------------------------------
Code sets limits on the deductibility of compensation in excess of $1,000,000 paid by publicly held companies to certain employees (the "million dollar cap"). The IRS has also issued Treasury Regulations which provide rules for the application of the "million dollar cap" deduction limitations. Any income recognized as ordinary compensation income on the exercise of a non-qualified stock option should be treated as "performance-based" compensation that is exempt from the deduction limitations under the million dollar cap provided both the plan under which the option is granted and the option grant itself comply with certain rules. The Plan complies with these applicable rules in form. It is the Company's intention to administer the Plan in accordance with all applicable requirements under the "million dollar cap" rules for performance based compensation plans, including having the Plan administered by a committee of two or more "outside" directors (as that term is used in the applicable IRS regulations). Under these circumstances, a grant of a non-qualified stock option with an exercise price at least equal to the fair market value of the shares subject to that option on the date of grant should, on exercise, result in compensation income that is treated as "performance-based" compensation under the "million dollar cap" rules. It is expected, therefore, that any compensation expense recognized for tax purposes on the exercise of such an option will be exempt from the "million dollar cap."

     The affirmative vote of the holders of a majority of the Company's Common Stock present at the meeting in person or by proxy is required to adopt the amendment to the Plan.

              THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
                    STOCKHOLDERS VOTE "FOR" THE APPROVAL OF
                         THE 1997 STOCK INCENTIVE PLAN

                             STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the Annual Meeting of Stockholders in 1998 must be received by December 28, 1997 in order to be considered for inclusion in the Company's Proxy Statement and form of proxy relating to that Meeting. Stockholder proposals should be directed to John F. Short, Vice Chairman and Secretary, at the address of the Company set forth on the first page of this Proxy Statement.

                            SOLICITATION OF PROXIES

     The accompanying form of proxy is being solicited on behalf of the Board of Directors of the Company. The expenses of solicitation of proxies for the meeting will be paid by the Company. In addition to the mailing of the proxy material, such solicitation may be made in person or by telephone or telegraph by directors, officers or regular employees of the Company or its subsidiaries.

                           ANNUAL REPORT ON FORM 10-K

     The Company will provide without charge to each person solicited by this Proxy Statement, on the written request of such person, a copy of the Company's Annual Report on Form 10-K, including the financial statements and schedules thereto, as filed with the Securities and Exchange Commission for its most recent fiscal year. Such written requests should be directed to John F. Short, Vice Chairman and Secretary, at the address of the Company set forth on the first page of this Proxy Statement.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                          OPINION RESEARCH CORPORATION

     The undersigned, a holder of Common Stock of OPINION RESEARCH CORPORATION (the "Company"), hereby constitutes and appoints MICHAEL R. COOPER and JOHN F. SHORT, and each of them acting individually, as the attorney and proxy of the undersigned, with full power of substitution, for and in the name and stead of the undersigned, to attend the Annual Meeting of Stockholders of the Company to be held on Tuesday, June 17, 1997 at 10:00 a.m., at 23 Orchard Road, Skillman, New Jersey, and any adjournment or postponement thereof, and thereat to vote all shares of Common Stock which the undersigned would be entitled to vote if personally present, as follows:

   1. [_] FOR the three nominees for director listed below.

      [_] WITHHOLD AUTHORITY to vote for all three nominees for director listed below.

      [_] FOR all nominees for director listed below, EXCEPT WITHHOLD
       AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE(S) WHOSE NAME(S) IS (ARE) LINED THROUGH.

      Nominees: James C. Fink, George G. Gordon, Derek B. Smith.

   2. To approve the 1997 Stock Incentive Plan.

    [_] FOR      [_] AGAINST      [_] ABSTAIN

   3. To vote on such other business which may properly come before the meeting.

    [_] FOR      [_] AGAINST      [_] ABSTAIN

     UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES FOR DIRECTOR AND "FOR" THE OTHER PROPOSALS AS PREVIOUSLY SET FORTH. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT TO ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

           ------------------------------------------------------
                   (Please date and sign on reverse side)

LOGO

   (Continued from other side)

     THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING, PROXY STATEMENT AND ANNUAL REPORT OF OPINION RESEARCH
   CORPORATION.

   [_] I plan to attend the Annual Meeting

                                              Date: ________________, 1997

                                              ____________________________
                                              Signature of Stockholder

                                              ____________________________
                                              Signature of Stockholder

                                              NOTE: Please sign this
                                              proxy exactly as name(s)
                                              appear(s) in address. When
                                              signing as attorney-in-
                                              fact, executor,
                                              administrator, trustee or
                                              guardian, please add your
                                              title as such, and if
                                              signer is a corporation,
                                              please sign with full
                                              corporate name by duly
                                              authorized officer or
                                              officers and affix the
                                              corporate seal. When stock
                                              is issued in the name of
                                              two or more persons, all
                                              such persons should sign.

     Please sign, date and return in the enclosed postage-prepaid envelope.